Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Intelsat, Ltd.:

     We consent to the use of our report included herein and to the reference to our firm under the headings “Experts” and “Selected Financial Data of Intelsat, Ltd.” in the prospectus.

/s/ KPMG LLP

McLean, Virginia
December 15, 2003